Exhibit 99.1

DANAHER ANNOUNCES RECORD SECOND QUARTER RESULTS

WASHINGTON, D.C., July 20, 2006 — Danaher Corporation (NYSE:DHR) announced today that net earnings for its second quarter ended June 30, 2006 were $315 million, or $0.98 per diluted share, 40% higher than its 2005 second quarter net earnings of $229 million, or $0.70 per diluted share. Included in the 2006 second quarter results were the effect of a gain of $0.03 per share related to the sale of an interest in shares of First Technology PLC and the impact from certain tax reserve reductions of approximately $0.15 per share. On a pro forma basis, excluding the effect of these items but including option expensing in both years, earnings per diluted share would have been $0.80, a 23% increase over the comparable earnings per share for 2005 which also excludes approximately $0.03 per share of gains. For a reconciliation of this non-GAAP measure to earnings per share calculated according to GAAP, see the attached table.

Sales for the 2006 second quarter were $2,350 million, 21.5% higher than the $1,929 million reported for the 2005 second quarter.

Net earnings for the first six months of 2006 including the effect of the gains were $530 million, or $1.65 per diluted share, compared with $417 million, or $1.28 per diluted share for 2005, an increase of 27%. Excluding the effect of the above described items, net earnings per diluted share for the first six months of 2006 would have been $1.46, a 21.5% increase over the comparable earnings per share for 2005. Sales for the first six months of 2006 were $4,493 million compared to $3,755 million for the first six months of 2005, an increase of 19.5%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased to again report record quarterly earnings. Revenue growth from existing businesses, also known as core revenues, remained strong and accounted for just over 6% growth, with all three of our reporting segments contributing higher core revenue growth as compared to the same period in 2005. Total sales growth for the quarter also includes acquisition growth of 15.5% and a negligible impact from currency. Our operating cash flow for the first half of 2006 was $652 million, another record. The strength we continue to see across our businesses continues to reinforce our confidence in our ability to deliver positive results for the second half of 2006.”

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Industrial Technologies, and Tools and Components. (www.danaher.com)

Statements in this release that are not strictly historical, including statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, litigation and other contingent liabilities, the Company’s ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic conditions in the end-markets the Company sells into, the Company’s ability to expand its business in new geographic markets, commodity costs and surcharges, competition, market demand for new products, currency exchange rates, the integration of acquired businesses, changes in the market for acquisitions and divestitures, regulatory approvals and the Company’s ability to consummate announced acquisitions, and general economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2005 Annual Report on Form 10-K and Second Quarter 2006 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company disclaims any duty to update any forward-looking statement.

To download a copy of the full earnings report, please go to www.danaher.com

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax: (202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(000’s omitted, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Sales	$2,349,764	$1,928,627	$4,493,425	$3,754,575
Operating costs and expenses:
Cost of sales	1,317,653	1,079,024	2,544,625	2,129,788
Selling, general and administrative expenses	666,446	537,158	1,286,064	1,045,840
Gain on sales of real estate and other assets	(15,617)	(8,576)	(15,617)	(13,911)

Total operating expenses	1,968,482	1,607,606	3,815,072	3,161,717

Operating profit	381,282	321,021	678,353	592,858
Interest expense	(17,481)	(12,815)	(27,275)	(26,303)
Interest income	3,995	7,684	5,831	8,999

Earnings before income taxes	367,796	315,890	656,909	575,554
Income taxes	53,274	86,870	126,668	158,278

Net earnings	$314,522	$229,020	$530,241	$417,276

Earnings per share:
Basic	$1.02	$0.74	$1.73	$1.35

Diluted	$0.98	$0.70	$1.65	$1.28

Average common stock and common equivalent shares outstanding:
Basic	307,859	309,639	307,348	309,759
Diluted	324,003	328,724	324,024	329,057

See notes to consolidated condensed financial statements.

A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

Danaher Corporation Supplemental Reconciliation of Earnings Per Share

Three and Six Months Ended June 30, 2006 and July 1, 2005

	Three Months Ended			Six Month Ended
	June 30, 2006	July 1, 2005	% Change	June 30, 2006	July 1, 2005	% Change
Net earnings per GAAP	$314,522	$229,020	37.5%	$530,241	$417,276	27.0%

After-tax gain on sale of a minority interest acquired in connection with an unsuccessful acquisition target ($14 million pre-tax)	(9,083)	—		(9,083)	—
Reduction in income tax reserves	(48,944)	—		(52,166)	—
Pro forma after tax impact of stock option expense	—	(6,100)		—	(12,014)
After-tax gain on retained debt and equity interest on previously sold business ($5.3 million pre-tax)	—	(3,821)		—	(3,821)
After-tax interest benefit on interest collected related to retained debt interest ($4.6 million pre-tax)	—	(3,334)		—	(3,334)
After-tax gain on sale of business ($4.6 million pre-tax)	—	(3,314)		—	(3,314)
Other after-tax (gains)/loss on sale of real estate & other non- operational assets	(1,192)	917		(1,192)	(2,951)

Net Earnings - Pro Forma	$255,303	$213,368	19.5%	$467,800	$391,842	19.4%

Diluted net earnings per share per GAAP	$0.98	$0.70	40.0%	$1.65	$1.28	29.0%

After-tax gain on sale of a minority interest acquired in connection with an unsuccessful acquisition target ($14 million pre-tax)	(0.03)	—		(0.03)	—
Reduction in income tax reserves	(0.15)	—		(0.16)	—
Pro forma after tax impact of stock option expense	—	(0.02)		—	(0.04)
After-tax gain on retained debt and equity interest on previously sold business ($5.3 million pre-tax)	—	(0.01)		—	(0.01)
After-tax interest benefit on interest collected related to retained debt interest ($4.6 million pre-tax)	—	(0.01)		—	(0.01)
After-tax gain on sale of business ($4.6 million pre-tax)	—	(0.01)		—	(0.01)
Other after-tax (gains)/loss on sale of real estate & other non- operational assets	—	—		—	(0.01)

Diluted net earnings per share - Pro Forma	$0.80	$0.65	23.0%	$1.46	$1.20	21.5%

NOTE: In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided non-GAAP measures (the “non-GAAP measures”) which compare earnings per share for the three and six months ended July 1, 2005 to earnings per share for the three and six months ended June 30, 2006 on a basis which includes stock option expense in both periods and excludes special items relating to a reduction of income tax reserves, gains related to the sale of a minority interest and gains related to the sale of real estate and other assets in the second quarter of 2006, and the sale of real estate and other assets and gains from the sale of a minority interest and related interest benefit in the 2005 period. The non-GAAP measures should not be considered a replacement for earnings per share calculated according to GAAP. The above table provides a reconciliation of the non-GAAP measures to earnings per share calculated according to GAAP. The non-GAAP measure is a financial measure we use to evaluate the underlying results and operating performance of our business. The limitation of this measure is that it excludes items that impacted the company’s earnings in the relevant periods, and includes an item that was not included in the Company’s earnings in the first half of 2005. We believe however that the non-GAAP measure helps investors to draw comparisons between operating results reported in different periods and identify underlying trends that might otherwise be masked by earnings per share calculated according to GAAP.